EXHIBIT 5.1
                         CONRAD C. LYSIAK
                  Attorney and Counselor at Law
                      601 West First Avenue
                            Suite 503
                   Spokane, Washington   99204
                          (509) 624-1478
                        FAX (509) 747-1770

                              January 21, 2000


Verida Internet Corp.
50 California Street
Suite 1500
San Francisco, California   94111

                     RE: Registration Statement on Form S-8
                         (S.E.C. File No.  333- _________)
                         covering the Public Offering of Common
                         Shares

Gentlemen:

          I have acted as counsel for Verida Internet Corp. (the "Company"), in connection with registration by the Company of an aggregate of 3,000,000 Common Shares, par value $0.00001 per share, underlying Options to be issued to employees, directors and/or officers of the Company (the "Options"), all as more fully set forth in the Registration Statement on Form S-8 to be filed by the Company.

          In such capacity, I have examined, among other documents, the Articles of Incorporation, as amended, Bylaws and minutes of meetings of its Board of Directors and shareholders, and the Non-Qualifying Stock Option Plan of the Company.

          Based upon the foregoing, and subject to such further examinations as I have deemed relevant and necessary, I am of the opinion that:

          1. The Company is a corporation duly organized and validly existing under the laws of the State of Nevada.






       9                      Verida Internet Corp.
                              RE:  Registration Statement on Form
                                   S-8 (S.E.C. File No.  333-
                                   _________) covering the Public
                                   Offering of Common Shares
                              January 21, 2000
                              Page 2



          2. The Options and underlying Common Shares will be legally and validly authorized under the Articles of Incorporation, as amended, of the Company, and when issued and paid for upon exercise of the Options, the Common Shares underlying the Options will constitute duly and validly issued and outstanding, fully paid and nonassessable, Common Shares of the Company.

                              Yours truly,

                              /s/ Conrad C. Lysiak